Exhibit 10.25

Execution Version

PROMISSORY NOTE

Date: June 16, 2021	Amount: US$3,000,000

LI-CYCLE CORP. (the “Borrower”) for value received hereby acknowledges itself indebted to and unconditionally promises to pay to or to the order of Keperra Holdings Limited (the “Lender”) on December 15, 2023 (the “Maturity Date”) the aggregate principal sum of US$3,000,000 (the “Principal Amount”), and to pay interest on the Principal Amount outstanding from time to time at the rate and times and in the manner set forth herein.

ARTICLE 1

INTERPRETATION

1.1	Definitions

For the purposes of this Note:

“Borrower” means Li-Cycle Corp., a corporation incorporated under the laws of the Province of Ontario, and its successors and permitted assigns;

“Lender” means Keperra Holdings Limited;

“Maturity Date” has the meaning attributed to such term in the recital of this Note;

“Note” means this promissory note, as the same may be amended, restated or supplemented from time to time; the expressions “hereof’, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Note as a whole and not to any particular Article or Section, or other portion hereof or thereof;

“Obligations” means all indebtedness, liabilities and other obligations of the Borrower owed to the Lender under this Note, whether actual or contingent, matured or not;

“Principal Amount” means the principal amount outstanding under this Note from time to time, being US$3,000,000 as at the date hereof, and which may be reduced by any Prepayment Amount in accordance with Section 2.5; and

“Senior Indebtedness” means all indebtedness, obligations and liabilities of the Borrower from time to time owing to the Senior Lender under, pursuant to and in connection with the letter of offer dated as of December 16, 2019 made by Senior Lender in favour of the Borrower, as such letter of offer may be amended, restated, supplemented or otherwise modified from time to time.

“Senior Lender” means BDC Capital Inc. and its successors and permitted assigns.

“SPAC Transaction” means an acquisition, merger or other business combination, transfer or issuance of equity interests or any similar transaction between the Borrower and a special purpose acquisition company where such acquisition, merger or other business combination, transfer or issuance or other transaction results in the surviving entity being listed on the New York Stock Exchange (or any other national securities exchange in the United States or Canada), and any sale or issuance of equity interests (including by means of a private placement) by such surviving entity consummated substantially concurrently with such acquisition, merger or other business combination, transfer or issuance or other transaction, including, without limitation, the business combination contemplated by the business combination agreement dated February 15, 2021 between the Borrower, Li-Cycle Holdings Corp. and Peridot Acquisition Corp.

1.2	Interpretation Not Affected by Headings, etc.

The division of this Note into Articles, Sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Note.

1.3	References

Except as otherwise specifically provided, any reference in this Note to any contract, agreement, document or any other instrument shall be deemed to include references to the same as varied, amended, supplemented, restated or replaced from time to time, and any reference in this Note to any enactment, including without limitation, any statute, law, by-law, regulation, ordinance or order, shall be deemed to include references to such enactment as re-enacted, amended or extended from time to time.

1.4	Invalidity of Provisions

Each of the provisions contained in this Note is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

ARTICLE 2

PAYMENTS

2.1	Repayment of the Note

The Borrower hereby unconditionally promises to pay to the Lender the outstanding Principal Amount and all other Obligations on the Maturity Date.

2.2	Interest

The Borrower agrees to pay interest on the Principal Amount calculated at the rate of 10% per annum on the Maturity Date. The interest payable hereunder will be calculated on the basis of a calendar year of 365 or 366 days, as the case may be, and using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed re-investment of interest.

2.3	Withholding Taxes, No Deduction etc.

Any and all payments made by the Borrower hereunder to the Lender shall be made net of applicable withholding taxes. All interest payments to be made hereunder shall be paid without allowance or deduction for deemed re-investment or otherwise.

2.4	Application of Payments

Any amounts prepaid or repaid shall not be re-borrowed. All amounts prepaid or repaid shall be applied firstly in reduction of the accrued and unpaid interest then outstanding and thereafter in reduction of the Principal Amount being prepaid or repaid.

2.5	Prepayment of the Note

The Borrower may, at its option, prepay all or any portion of the Principal Amount, together with the accrued and unpaid interest thereon (collectively, the “Prepayment Amount”), without premium or penalty, at any time prior to the Maturity Date on one (1) day prior notice to the Lender (or such shorter time as the Lender may allow); provided that (a) such prepayment shall be made by the Borrower using the proceeds from the SPAC Transaction, or (b) prior to or concurrently with such prepayment, the Borrower shall indefeasibly repay in full all Senior Indebtedness.

ARTICLE 3

SUBORDINATION OF NOTE

3.1	Subordination to Senior Indebtedness

(a)	this Note and the Obligations shall be subordinated and postponed to the prior full and final payment of all existing and future Senior Indebtedness;

(b)

no right of the Senior Lender to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any non-compliance by the Borrower with the terms, provisions and covenants of this Note, regardless of any knowledge thereof which the Senior Lender may have or be otherwise charged with; and

(c)

the Senior Lender has the right to extend, renew, revise, restate, modify or amend the terms of the Senior Indebtedness (including increasing the principal amount of the Senior Indebtedness) or any security granted therefor and to release, sell or exchange such security and otherwise to deal freely with the Borrower, all without notice to or consent of the Lender and without affecting the liabilities and obligations of the Borrower and the Lender hereunder.

ARTICLE 4

GENERAL

4.1	Amendment and Waiver

No amendment or waiver of any provision of this Note or consent to any departure by the Borrower from any provision hereof or thereof is effective unless it is in writing and signed by an officer of the Lender and the Borrower. Such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

4.2	Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided. Any such notice, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the day of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below. Notices of change of address shall also be governed by this Section. Notices and other communications shall be addressed as follows:

(a)	if to the Borrower:

Li-Cycle Corp.

2351 Royal Windsor Road

Mississauga, ON L5J 4S7

Attention:          Bruce MacInnis, Chief Financial Officer

Email:               bruce.macinnis@li-cycle.com

(b)	if to the Lender:

Keperra Holdings Limited

c/o Artemis Corporate Services Limited

Trafalgar Court, 2nd Floor, East Wing

Admiral Park

St. Peter Port

Guernsey GY1 3EL

Attention:        Shane Rouget

Email:              shane.rouget@artemisci.corn

4.3	Assignment

(a)	This Note shall enure to the benefit of and be binding upon the Borrower and the Lender and their respective successors and permitted assigns.

(b)	Neither the Borrower nor the Lender shall assign all or any part of its rights, benefits or obligations under this Note without the prior written consent of the other.

4.4	Entire Agreement

The Borrower acknowledges that this Note constitutes the entire agreement pertaining to the subject matter described herein. There are no warranties, conditions or representations (including any that may be implied by statute), and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Note.

4.5	Governing Law

This Note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

4.6	Attornment

The Borrower irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario for all matters arising out of or in connection with this Note.

4.7	Delivery; Electronic Execution

This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Note to produce or account for more than one such counterpart. To evidence its execution of an original counterpart of this Note, a party may send a copy of its signature on the execution page hereof or thereof to the other party by facsimile or other means of recorded electronic transmission (including in PDF form) and such transmission shall constitute valid delivery of an executed copy of this Note. The words “execution”, “signed”, “signature”, and words of like import in this Note shall be deemed to include electronic signature or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be.

[Remainder of the page was intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the Borrower has executed this Note on the date first above written.

LI-CYCLE CORP.

/s/ Bruce MacInnis
Name:	Bruce MacInnis
Title:	CFO

The Lender hereby (i) acknowledges and irrevocably consents to the provisions set forth in Section 3.1 of this Note (the “Subordination Provisions”), (ii) agrees that the rights and obligations of the Borrower and the Lender under this Note shall at all times be subject to the Subordination Provisions, and (iii) agrees that, upon request by the Borrower or the Senior Lender, the Lender shall enter into a subordination agreement with the Senior Lender or such other agreement, instrument and other document as may be necessary to effectuate or carry out the intent of the Subordination Provisions.

KEPERRA HOLDINGS LIMITED

By:	/s/ Ian Clarke
Name:	Ian Clarke, for Artemis Corporate
Title:	Services Limited, sole director of Keperra Holdings Limited

[Signature Page — Bridge Loan]